EXHIBIT 23

                         Consent of Independent Auditors


Board of Directors
Pall Corporation:


         We consent to incorporation by reference in Pall Corporation's Registration Statements (numbers 33-25640, 33-44399, 33-51151, 33-64751,
333-68371, 333-51090, 333-76976, 333-82469 and 333-87655) on Form S-8, and
Registration Statement (number 333-18971) on Form S-3, of our reports dated September 5, 2002, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of August 3, 2002 and July 28, 2001 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended August 3, 2002, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended August 3, 2002.





                                                        /s/ KPMG LLP
                                                        KPMG LLP

Melville, New York
October 25, 2002